Exhibit 3.60
SUNTERRA MORTGAGE HOLDINGS, LLC
LIMITED LIABILITY COMPANY AGREEMENT
     This LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) is made as of this 9th day of July, 2002, by SUNTERRA FINANCE HOLDING COMPANY, a Delaware corporation (“FHC”), as member and manager, and Sunterra Financial Services, Inc., a Nevada corporation (“SFS”), as member of Sunterra Mortgage Holdings, LLC, a single member Delaware limited liability company.
RECITALS
     WHEREAS, a Certificate of Formation dated July 9, 2002 (the “Certificate”) was filed in the office of the Secretary of State of Delaware to form a limited liability company under the name Sunterra Mortgage Holdings, LLC (the “Company”), pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended (6 Del. C. § 18-101, et seq.) (the “Act”).
     WHEREAS, by executing this Agreement, FHC and SFS hereby ratify the formation of the Company and the filing of the Certificate.
     WHEREAS, FHC and SFS are entering into this Agreement to set forth the terms governing the affairs of the Company and the conduct of its business.
ARTICLE I
DEFINED TERMS
     Capitalized terms used herein without further definition, and variations thereof, have the meaning set forth below unless the context otherwise clearly requires:
     Act: the Delaware Limited Liability Company Act, 6 Del C. 18-101 et seq., as amended from time to time.
     Affiliate: as to any particular Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such particular Person or is a director or officer of such particular Person or an Affiliate of such particular Person. For the purposes of this Agreement, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.
     Agreement: this Limited Liability Company Agreement and all amendments hereto.
     Certificate: the Certificate of Formation of the Company, filed with the Secretary of State of Delaware on or about July 9, 2002, as amended from time to time.
     Code: the Internal Revenue Code of 1986, as amended or recodified.
     Company: Sunterra Mortgage Holdings, LLC, a Delaware limited liability company.
     FHC: Sunterra Finance Holding Company, a Delaware corporation.
     Interest: the entire ownership interest (which may be expressed as a percentage) of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a

Member may be entitled pursuant to this Agreement and under the Act, together with all obligations of such Member to comply with the terms and provisions of this Agreement and the Act. The Interest of each Member is set forth on Exhibit A hereto, as the same is amended from time to time.
     Manager: FHC and its successors and assigns.
     Member: FHC, SFS any Persons admitted in the future as Members of the Company in accordance with the terms hereof, and their permitted successors and assigns.
     Person: any individual, partnership, limited liability company, firm, corporation, trust, state or other entity.
     SFS: Sunterra Financial Services, Inc., a Nevada corporation.
ARTICLE II
COMPANY
     Section 2.1 Name, Formation. The name of the Company is “Sunterra Mortgage Holdings, LLC” The Manager may change the name of the Company from time to time. The Company was formed by the filing of the Certificate, and the filing of the Certificate by Mark R. Williams as an authorized person within the meaning of the Act is hereby ratified and confirmed in all respects. The Manager agrees to execute and file, in the appropriate governmental jurisdictions, such additional certificates as may be required in the conduct of the Company’s business.
     Section 2.2 Member. As of the date hereof, FHC and SFS are the only Members of the Company. Additional Persons may be admitted to the Company as Members in accordance with Section 7.2 hereof.
     Section 2.3 Purpose. The purposes and businesses of the Company shall be to transact any and all lawful businesses for which a limited liability company may be organized under Delaware law. The Company shall have all power necessary or convenient to the conduct, promotion or attainment of its businesses, purposes and activities.
     Section 2.4 Principal Office and Place of Business. The principal office and place of business of the Company shall be located at such location as the Manager directs. The Company may have such additional offices as the Manager deems advisable.
     Section 2.5 Registered Agent. The registered agent of the Company shall be The Corporation Trust Company, located at 1209 Orange Street, in the City of Wilmington, Delaware 19801. The Manager shall have the right to change the registered agent of the Company at any time in compliance with the Act and the laws of all other jurisdictions in which the Company may elect to conduct business.
ARTICLE III
CONTRIBUTION BY THE MEMBER
     Section 3.1 Initial Capital of the Company. The sums of cash or property contributed by the Members to the Company, if any, is set forth in the records of the Company; provided, however, that a Person may be admitted as a Member of the Company and receive an Interest without making a contribution or being obligated to make a contribution to the Company.

     Section 3.2 Additional Capital Contributions. Except to the extent required under the Act, no Member shall be required at any time to make any additional contributions to the capital of the Company.
     Section 3.3 Limitation on Withdrawal of Capital. Except as expressly provided in this Agreement, (a) no Member shall have the right to withdraw or receive any return on its contributions to Company capital prior to termination of the Company pursuant to Article VIII hereof and (b) no Member shall have any right to demand or receive property other than cash in return for its contributions.
     Section 3.4 Allocation of Profits and Losses. The Company’s profits and losses shall be allocated among the Member(s) in proportion to its/their respective Interests.
ARTICLE IV
DISTRIBUTIONS
     Section 4.1 Distributions. The Manager, in its sole discretion, shall determine from time to time the amount of cash and other property of the Company that is not required for the operation of the Company and is available for distribution to the Member(s) and shall cause the Company to distribute such cash and property to the Member(s) in proportion to its/their respective Interests, so long as such distribution would not violate the Act or other applicable law.
ARTICLE V
MANAGEMENT; LEGAL TITLE TO COMPANY PROPERTY
     Section 5.1 Management Authority. Except as otherwise expressly provided herein or in the Act, responsibility for the management of the business and affairs of the Company shall be wholly vested in the Manager, which shall have all right, power and authority to manage, operate and control the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company, deemed by it to be necessary or convenient to the furtherance of the purpose of the Company described in this Agreement. Any action taken by the Manager which is not in violation of this Agreement, the Act and other applicable law shall constitute the act of, and serve to bind, the Company. Any and all actions taken or approved by the Manager pursuant to this Section 5.1 may, but need not, be evidenced by written resolutions. Without limiting the generality of the foregoing, the Manager may appoint, remove and replace officers of the Company at any time and from time to time, and the Manager may retain such Persons (including any Persons in which the Manager shall have an interest or of which the Manager is an Affiliate) as it shall determine to provide services to or on behalf of the Company for such compensation as the Manager deems appropriate. The Manager may designate individuals as authorized signatories to bind the Company and/or serve as “authorized persons,” within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate and all other certificates (and any amendments and/or restatement thereof) required or permitted by the Act to be filed in the office of the Secretary of State of Delaware. Without limiting the generality of the foregoing, the Secretary or any Vice President of FHC is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed in the office of the Secretary of State of Delaware.
     Section 5.2 Limitation of Liability. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. The Manager, Member(s) and their respective partners, members, stockholders, officers, trustees, directors, employees or agents, or any partners, managers, officers, employees or agents of the Company, shall not be obligated personally for any debt, obligation or liability of the Company. To the maximum extent permitted by law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Act or this Agreement shall not be grounds for imposing personal liability on the Manager, Member(s), their respective partners, members, stockholders, officers, trustees, directors, employees or agents, for any liabilities of the Company.
     Section 5.3 Indemnification. The Company shall indemnify, defend and hold harmless the Manager and any Member from and against any loss, expense, damage or injury suffered or sustained in connection with the business of the Company to the fullest extent provided or permitted by the Act.
ARTICLE VI
FISCAL YEAR, BOOKS AND RECORDS, BANK ACCOUNTS
     Section 6.1 Fiscal Year. The fiscal year of the Company shall be the calendar year; provided, however, that the Manager may change the fiscal year of the Company from time to time in the Manager’s sole discretion.
     Section 6.2 Books and Records.
     (a) There shall be kept and maintained at the Company’s principal place of business full and accurate books and records showing all receipts and expenditures, assets and liabilities, profits, losses and distributions, and all other records necessary for recording the Company’s business and affairs.
     (b) The books of the Company shall be kept on the accounting method determined by the Manager.
     Section 6.3 Bank Accounts. The funds of the Company shall be deposited in such bank account or accounts as the Manager determines are required, and the Manager shall arrange for the appropriate conduct of such accounts. In connection with the opening of any such account, any standard form of resolutions customarily employed by such bank shall be deemed adopted by the Company and/or the Manager upon certification of such by the Secretary or any Vice President of FHC.
     Section 6.4 Tax Returns and Financial Statements. Tax returns and the annual financial statements of the Company shall be prepared by or at the direction of the Manager.
ARTICLE VII
ASSIGNMENT OF INTEREST
     Section 7.1 Limitation on Assignment by Members. Except as otherwise provided herein, no Member may assign or transfer all or any part of its Interest in the Company, whether by operation of law or otherwise, and including granting security interests in such Interest, without (i) the consent of the Manager and (ii) the assignee or transferee agreeing in writing to be bound by the terms of this Agreement.
     Section 7.2 Admission of Additional Members. One or more Persons may be admitted as additional Members of the Company with the written consent of the Manager. Upon such consent and the execution of this Agreement, each such Person shall be automatically admitted as a Member of the Company and shall hold the Interest set forth on Exhibit A attached hereto, as amended from time to time.

ARTICLE VIII
TERM, DISSOLUTION AND TERMINATION
     Section 8.1 Term. The term of the Company began upon the filing of the Certificate with the Secretary of State of Delaware and shall continue in perpetuity until dissolved, wound up and terminated pursuant to the provisions of this Agreement or as otherwise provided by the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Act.
     Section 8.2 Dissolution.
     (a) The Company shall be dissolved and its affairs wound up upon (a) the retirement or withdrawal of the only remaining Member of the Company (other than in connection with an assignment of its interest in the Company), or (b) the written determination of the Manager that the Company dissolve.
     (b) Notwithstanding (a) above, upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company, the personal representative of such Member is hereby authorized to the fullest extent permitted by law, within ninety (90) days after the occurrence of the event that terminated the continued membership of such Member in the Company, to agree in writing to (i) continue the Company and (ii) admit the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.
     Section 8.3 Procedures upon Dissolution. Upon dissolution of the Company, the Manager shall wind up the business and affairs of the Company and shall cause all property and assets of the Company to be distributed as follows:
     (a) first, all of the Company’s debts, liabilities and obligations, including any loans or advances from the Manager or Member(s), shall be paid in full or reserves therefor shall be set aside in accordance with Section 18—804 of the Act; and
     (b) any remaining assets shall be distributed to the Member(s) in proportion to its/their respective Interests.
Upon completion of the winding up, liquidation and distribution of the assets and the filing of a certificate of cancellation of the Certificate, the Company shall be deemed terminated.
ARTICLE IX
MISCELLANEOUS
     Section 9.1 Liability Among Members. Unless otherwise so provided in this Agreement, no Member shall be liable to any other Member or to the Company by reason of its actions or omission in connection with the Company except in the case of actual fraud, gross negligence or dishonest conduct.
     Section 9.2 References. References herein to the singular shall include the plural and to the plural shall include the singular, and references to one gender shall include the other, except where the same shall be not appropriate.
     Section 9.3 Effect of Consent or Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default hereunder shall be deemed to be construed to be a consent or waiver to or of any other breach or default hereunder. Failure on the part of a Member to declare any default, irrespective of how long such failure continues, shall not constitute a waiver by any such Member of its rights hereunder.
     Section 9.4 Enforceability. If any provisions of this Agreement or the application thereof to any Person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     Section 9.5 Titles and Captions. Section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of the contents of this Agreement.
     Section 9.6 Binding Agreement and Express Third Party Beneficiaries. Subject to the restrictions on transfer and encumbrances set forth herein, (i) this Agreement shall inure to the benefit of and be binding upon the Member(s) and its/their respective heirs, executors, legal representatives, successors and assigns and (ii) whenever in this instrument a reference to any Member is made, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of each such Member.
     Section 9.7 Amendment. This Agreement may be amended at any time pursuant to a written agreement or instrument executed by the Manager without the consent or approval of any Member.
     Section 9.8 Governing Law. This Agreement is made and shall be construed under and in accordance with the laws of the State of Delaware (without regard to conflict of laws provisions).
     Section 9.9 Entire Agreement. This Agreement contains the final and entire agreement of the Manager and Member(s) with respect to the subject matter hereof.
     Section 9.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single integrated instrument. Further, each Member expressly authorizes the execution of this Agreement by telecopy or other facsimile method and authorizes the attachment of facsimile signature pages to this Agreement.
[signature page to follow]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of July 9, 2002.

SUNTERRA FINANCE HOLDING COMPANY, a Delaware corporation, as Member and Manager
By:	/s/ Nicholas J. Benson
	Name:	Nicholas J. Benson
	Title:	President

SUNTERRA FINANCIAL SERVICES, INC., a Nevada corporation, as Member
By:	/s/ Lawrence E. Young
Name: Lawrence E. Young
Title: Vice President

EXHIBIT A

MEMBER	INTEREST
SUNTERRA FINANCE HOLDING COMPANY	98%
SUNTERRA FINANCIAL SERVICES, INC.	2%

A-1